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                                                              EXHIBIT 10.40

                                 EMPLOYMENT AGREEMENT
                                 --------------------

          This AGREEMENT made as of this 30th day of May 1996, by and between Life Medical Sciences, Inc., a Delaware corporation (hereinafter, "the Employer" or "Employer"), and Dr. Herbert Moskowitz (hereinafter, "the Executive" or "Executive").

                                 W I T N E S S E T H:
                                 -------------------

          WHEREAS, Executive presently serves as an officer of Employer and

          WHEREAS, Employer wishes to provide for Executive's employment as Chairman of the Board of Directors on the terms hereinafter set forth.

          Accordingly, Employer and Executive hereby agree as follows:

          1. Commencing on the Effective Date, as hereinafter defined, of this Agreement, Employer employs Executive as Chairman of the Board of Directors to perform the duties normally incident to such position. Executive will at all times represent and promote the best interests of the shareholders in all Company matters. Executive shall be responsible for keeping the Board of Directors of Employer informed of Employer's activities and progress. Employer shall use its best efforts to cause Executive to be elected as a director at every stockholder's meeting at which directors are elected and to use its best efforts to cause Executive be re-elected Chairman of the Board of Directors for so long as this agreement remains in effect and Executive continues to be re-elected to the Board by Shareholders.

          1. Executive agrees to devote such time, efforts, skills and attention as Executive deems necessary to fulfill Executive's duties and responsibilities under this Agreement the Executive's good faith determination of the amount of time necessary to fulfill Executive's duties and responsibilities under this Agreement shall be binding on Employer.

          2. The term of this Agreement shall commence as of May 30, 1996 (the "Effective Date") and shall terminate five years thereafter (the "Initial Term"), unless sooner terminated as hereinafter provided, and shall be automatically renewed for successive one-year periods thereafter unless at least ninety days prior to the end of the Initial Term or any renewal term Executive or Employer shall give written notice to the other that this Agreement shall not be renewed.

          3. Employer will pay to Executive as compensation for all services to be rendered by Executive hereunder a salary at the rate of One Hundred Ninety One Thousand and 00/100 Dollars (the "Base Salary") per year during the Initial Term and thereafter subject to such increases, if any, as may be approved by and in the discretion of the Board of Directors of Employer provided, however, that
                                                        --------  -------
in any event on each anniversary of the date of this Agreement, the Base Salary shall be adjusted and increased as against the Base Salary prior to such adjustment by the same percentage as the rise in the Consumer Price Index for the New York region maintained by the Bureau of Labor Statistics for the preceding calendar year. The

Base Salary shall be payable twice monthly.

          4. Employer may pay to Executive bonuses (in cash or stock options) as may be approved by and in the discretion of the Board of Directors of Employer.

          5. Employer will reimburse Executive for all reasonable travel and business expenses incurred by Executive in connection with performance of Executive's services including, but not limited to, telephone service, meals, lodging, and secretarial support as determined by the Executive.

          6. Executive will be afforded participation in all benefit plans and programs which are currently afforded or during the term of this Agreement are offered to other executives of Employer, including, without limitation, group insurance, health, hospital, dental, major medical, life and disability insurance and stock option plans or other similar fringe benefits on the same terms as such benefits are available to executives of Employer generally. Executive, at his option, may elect to receive from the Company, as an alternative to health and insurance benefits as defined in this paragraph, an amount equal to the amount that the Company would have paid to provide such benefits for Executive. Such amount will be paid and will be adjusted quarterly for any changes in the cost of such coverage.

          7. Executive will be entitled to four weeks vacation during the Initial Term and any renewal term of this Agreement. Executive, at his option, shall be entitled to receive payment for any unused vacation or accrue such vacation time.

          8. During the Initial Term and any renewal term, Employer will pay Executive a travel allowance equal to the then-current maximum allowable rate under Internal Revenue Service guidelines multiplied by the number of miles actually driven by Executive in performance of Executive's services under this Agreement.

          9. (a) Employer will obtain life insurance coverage, (assuming Executive is insurable) on the life of and for the benefit of Executive in an amount equal to twice the amount of the Base Salary of Executive then in effect. Except that as provided in paragraph 7 herein above, Executive, at his election, may receive an amount equal to the insurance premiums that otherwise would have been paid, by the Company, on behalf of Executive.

               (b) Executive agrees that Employer in Employer's discretion, may apply for and procure in the name of Executive and for Employer's benefit life insurance in any amount or amounts considered advisable but not less than One Million 00/100 ($1,000,000) Dollars and that Executive shall have no right, title or interest therein.

               (c) Executive represents and warrants that to the best of Executive's knowledge Executive is in good health and that to the best of Executive's knowledge Executive will qualify and be acceptable for life insurance in the minimum amount of One Million 00/100 ($1,000,000) Dollars.

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               (d)  Executive agrees to submit to any medical or other
examination and to execute and deliver any application or other instrument necessary to effectuate such life insurance.

          10. In the event of Executive's death during the term of this Agreement, this Agreement shall terminate immediately, provided, however, that Executive's legal representatives shall be entitled to receive within 60 days after the termination of this Agreement, in addition to any other amounts payable to Executive hereunder, the Base Salary which would otherwise have been due Executive had Executive worked through the end of the month in which Executive died plus six additional months of the Base Salary in effect on the date of Executive's death.

          11. If during the term of this Agreement, Executive is unable to perform Executive's duties hereunder on account of illness or other incapacity, and such illness or other incapacity shall continue for a period of more than three consecutive months or more than 120 days (whether or not consecutive) during any twelve-month period, Employer shall have the right, on thirty days' notice to Executive, given after such three month or 120-day period, to terminate this Agreement. In the event of any such termination Employer shall be obligated to pay to Executive within 30 days after the termination of this Agreement, in addition to any other amounts payable to Executive hereunder, the Base Salary which would otherwise be due Executive until the expiration of the month of employment during which the termination occurred plus six additional months of the Base Salary in effect on the date of such termination. If, prior to the date specified on such notice, Executive's illness or incapacity shall have terminated and Executive shall have taken up the performance of Executive's duties hereunder, Executive shall be entitled to resume Executive's employment hereunder as though such notice had not been given. Employer's Board of Directors shall determine in good faith, upon consideration of medical evidence satisfactory to it, whether Executive by reason of physical or mental disability shall be unable to perform the services required of Executive hereunder.

          12. If Employer shall terminate Executive's employment hereunder for Cause, as hereinafter defined, Employer will pay to Executive within ten days after the termination of this Agreement an amount equal to the amount which Executive would have earned as the Base Salary hereunder through the end of the then current month in which such termination or departure occurred plus three additional months of the Base Salary in effect on the date of such termination. Cause shall mean a conviction of a felony directly and materially affecting Employer.

          13. If Executive's employment shall terminate for any reason other than for death, illness or incapacity, or Cause, as stated in paragraphs 11, 12 and 13 respectively of this agreement, then, in such event Employer shall pay to Executive within 30 days of the termination date, in addition to any other amounts payable to Executive hereunder, the base salary due Executive through the termination date plus an amount equal to six months of the

                                      -3-
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Executives base salary then in effect. This provision of the agreement shall be operative regardless of who terminates the agreement or how long the agreement has been in effect.

          14. Executive covenants and agrees with Employer that Executive has not and will not, during Executive's employment with Employer and thereafter, directly or indirectly, use, communicate, disclose or disseminate to anyone (except to the extent reasonably necessary for Executive to perform his duties hereunder, except as required by law or except if generally available to the public otherwise than through use, communication, disclosure or dissemination by the Executive) any materials, documents or records containing confidential information concerning the businesses or affairs of Employer or of any of its affiliates or subsidiaries which Executive may have acquired in the course of or as incident to Executive's employment or prior dealings with Employer or with any of its affiliates or subsidiaries, including, without limitation, customer lists, business or trade secrets of, or methods or techniques used by Employer of any of its affiliates or subsidiaries in or about their respective businesses, or any information whatsoever concerning the customers or suppliers of any of them.

          15. Executive covenants and agrees with Employer that Executive has not, and will not during Executive's employment with Employer and for a period of six months after the termination of Executive's employment with Employer, in any manner, directly or indirectly, (i) induce or attempt to influence any present or future officer, employee, lessor, lessee, licensor, licensee or agent of Employers or its subsidiaries or its affiliates to leave its respective employ or solicit or divert or service any customers or clients of Employer or its subsidiaries or its affiliates or (ii) alone or as a partner, officer, director, employee, consultant or stockholder (except for ownership of no more than 1% of the capital stock) of any corporation, partnership or other entity be competitive with the business of Employer or its subsidiaries or affiliates. For purposes of subdivision (ii) above of this paragraph 16, a business shall be presumed to be competitive if it conducts in whole or in part anywhere in the United States any business in which Employer, its subsidiaries or affiliates has engaged in or engages in during the term of Executive's employment with Employer or which Employer, its subsidiaries or affiliates contemplated engaging in during the term of this Agreement and began engaging in within six months subsequent to the termination of this Agreement.

          16. Employer acknowledges that Executive has substantial interest and activities in the medical field. Nothing herein shall restrict or otherwise limit Executive from managing Executive's private investments or conducting activities which are not competitive with the businesses of Employer. Executive shall be permitted to serve as a director of companies which are not competitive with the businesses of Employer, so long as such services do not interfere with the performance of Executive's duties under this Agreement.

          17. Executive acknowledges that the remedy at law for any breach or threatened breach by the Executive of the covenants contained in paragraphs 15 and 16, would be wholly inadequate, and therefore the Employer or its subsidiaries or its affiliates shall be entitled to preliminary and permanent injunctive relief and specific performance thereof. Paragraphs 15 and 16, constitute independent and separable covenants that shall be enforceable

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notwithstanding rights or remedies that the Employer or its subsidiaries or its affiliates may have under any other provision of this Agreement, or otherwise. If any or all of the provisions of paragraph 15 and 16 are held to be unenforceable for any reason whatsoever, it shall not in any way invalidate or affect the remainder or this Agreement which shall remain in full force and effect. If the period of time or geographical areas specified in paragraphs 15 and 16 are determined to be unreasonable in any judicial proceeding, the period of time or areas of restriction shall be reduced so that this Agreement may be enforced in such areas and during such period of time as shall be determined to be reasonable.

          18. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

          19. Any and all notices referred to herein shall be sufficient if furnished in writing and sent by certified mail, return receipt requested, to the respective parties at the addresses set forth below, or such other address as either party may from time to time designate in writing.

- --------------------------------------------------------------------------------
To Executive:                          To Employer:
- --------------------------------------------------------------------------------
Dr. Herbert Moskowitz                  Life Medical Sciences, Inc.
616 Washington Court                   214 Carnegie Center
Guilderland, New York 12084            Princeton, New Jersey 08549
- --------------------------------------------------------------------------------
With copies in each case to:           Rubin Baum Levin Constant & Friedman
                                       30 Rockefeller Plaza
                                       New York, New York 10012
                                       Attention:  Irwin M. Rosenthal
- --------------------------------------------------------------------------------

          20. This Agreement shall be binding upon, and shall inure to the benefit of, Employer and its successors and assigns, and Executive and Executive's legal representatives, heirs, legatees and distributees, but neither this Agreement nor any rights hereunder shall be assignable, encumbered or pledged by Executive.

          21. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior written or oral agreements between Employer and Executive with respect to the subject matter hereof. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties hereto.

          22. (a) If any controversy or dispute arises under, out of or in relation to any of the provisions hereof which cannot be settled by the parties within twenty (20) days after the same shall arise, such controversy or dispute shall be submitted for arbitration in New York, New York before a panel of three arbitrators, one of which shall be selected by the party initiating such arbitration, one of which shall be selected by the other party and the third of which (hereinafter referred to as the "Third Arbitrator") shall be selected by
                                       ----------------
the two arbitrators so selected; provided, however, that in the event that such
                                 --------  -------
other arbitrators shall not agree on

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the selection of the Third Arbitrator, the Third Arbitrator shall be selected by the American Arbitration Association located in New York, New York. Any dispute or controversy submitted to arbitration in accordance with the provisions of this Section 26 shall be determined by such arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.

          (b) The arbitrators may award any relief which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party in a court of law or equity including, without limitation, an award of money damages, specific performance, injunctive relief and/or declaratory relief. The award and findings of the arbitrators shall be conclusive and binding upon all of the parties hereto, whether or not all parties hereto participate in the arbitration proceeding, and judgment upon the award may be entered in any court of competent jurisdiction upon the application of any party.

          (c) Employer agrees to pay all costs and expenses including but not limited to all reasonable legal fees incurred by Executive in pursuing and/or enforcing his rights under this agreement. Expenses and costs will be paid within 10 days of submission to the Company by Executive and will not be recoverable in the event of an adverse legal decision against the Executive.

          (d) Notwithstanding the foregoing, the parties reserve the right to seek and obtain injunctive relief, whether in the form of a temporary restraining order, preliminary injunction, injunction to enforce an arbitration award, or other order of similar import, from any court of competent jurisdiction prior to, during or after commencement or prosecution of arbitration proceedings or the final decision and award of the arbitrators.

          23. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

          24. If any provision or part of any provision of this Agreement is held for any reason to be unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of this 30th day of May 1996.

                                    LIFE MEDICAL SCIENCES, INC.



                                    By:
                                       -------------------------------------
                                          Name:
                                          Title:



                                    ----------------------------------------
                                    Dr. Herbert Moskowitz

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